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                                                                    EXHIBIT 4.01

                            MERRIMAC INDUSTRIES, INC.
                        2001 KEY EMPLOYEE INCENTIVE PLAN

     1. Purpose. The purpose of the Merrimac Industries, Inc. 2001 Key Employee Incentive Plan (the "Plan") is to give Merrimac Industries, Inc. (the "Company") a competitive advantage in retaining and motivating key officers and employees and to provide the Company and its Subsidiaries with a stock plan providing incentives linked to increases in stockholder value. The Plan was approved by the Board of Directors of the Company (the "Board") on April 20, 2001 (the "Effective Date"), subject to approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders.

     2. Definitions. For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Cause" means: (i) a plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (ii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iii) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Subsidiaries and (iv) the willful and continued failure or gross neglect on the part of a Participant to perform his employment duties. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

         (b) "Change in Control" means the happening of any of the following events:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of Common Stock of the Company ("Outstanding Company Common Stock"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii); or

            (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) and (B) at least a majority of the members of the board of directors of the

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     corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

            (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Change in Control Market Capitalization" means the number of outstanding shares of Common Stock on the date of a Change in Control (excluding any shares of Common Stock issued subsequent to the Effective Date, other than shares of Common Stock issued (i) upon exercise of stock options granted to employees, directors or consultants, (ii) through the purchase of shares of Common Stock under any stock purchase plan maintained by the Company or its Subsidiaries for the benefit of employees or (iii) upon the exercise of any or all of the 360,000 warrants outstanding on the Effective Date), calculated on a fully diluted basis, multiplied by the Change in Control Price.

         (d) "Change in Control Price" means the higher of (i) the highest Fair Market Value during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination. To the extent that the consideration paid in any such tender or exchange offer or Business Combination consists all or in part of securities or other non-cash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (f) "Committee" means the committee of directors which shall administer the Plan and shall be appointed pursuant to Section 3.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (h) "Common Stock" means the common stock, par value $0.01 per share, of the Company, subject to adjustment as set forth in Section 5(f).

         (i) "Fair Market Value" means, as of any date, the closing price of the Common Stock as reported on the American Stock Exchange (or, if the Common Stock is listed on a different national securities exchange or in the over-the-counter market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national security exchange or as reported by NASDAQ, as the case may be, on which the Common Stock is listed or admitted to trading) on such date or, if there are no reported sales on such date, on the last day prior to such date on which there are such reported sales.

         (j) "Market Capitalization" means, as of any date, the number of then outstanding shares of Common Stock (excluding any shares of Common Stock issued subsequent to the Effective Date, other than shares of Common Stock issued (i) upon exercise of stock options granted to employees, directors or consultants,
(ii) through the purchase of shares of Common Stock under any stock purchase plan maintained by the Company or its Subsidiaries for the benefit of employees or (iii) upon the exercise of any or all of the 360,000 warrants outstanding on the Effective Date), calculated on a fully diluted basis, multiplied by the Fair Market Value.

         (k) "Participants" means the key employees of the Company and its Subsidiaries who shall be eligible to participate in the Plan.

         (l) "Subsidiaries" means a corporation or other entity in which the Company directly or indirectly controls 50% or more of the total combined voting power of all classes of such corporation's or other entity's stock, equity securities, partnership interests or membership interests.

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     3. Committee. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board both or all of whom are intended to be "outside directors" within the contemplation of section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

     4. Administration. Concurrently with the adoption of the Plan, the Committee shall determine the Participants and shall allocate to each Participant the percentage share (the "Award Percentage") of the restricted shares (the "Restricted Shares") that will be granted to such Participant in the event that the Company achieves the performance goals provided in Section 5. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determinations on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise hereunder, or as a result of, or with respect to, any Restricted Shares shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms thereof shall be final, binding and conclusive.

     5. Performance Goals.

         (a) $50,000,000 Market Capitalization. In the event that the Company shall achieve an average Market Capitalization equal to or greater than $50,000,000 during any six-month period during the five-year period beginning on the Effective Date (the "$50,000,000 Market Capitalization"), then the Company shall issue to each Participant who shall still be in the employ of the Company or its Subsidiaries, subject to the terms and conditions set forth in Section 6, the number of Restricted Shares determined by multiplying (i) such Participant's Award Percentage, (ii) 5% and (iii) the average Market Capitalization during such six-month period and dividing the product by the average Fair Market Value during such six-month period. In no event shall Restricted Shares be issued more than once pursuant to this Section 5(a).

         (b) $80,000,000 Market Capitalization. In the event that the Company shall achieve an average Market Capitalization equal to or greater than $80,000,000 during any six-month period during the five-year period beginning on the Effective Date (the "$80,000,000 Market Capitalization"), then the Company shall issue to each Participant who shall still be in the employ of the Company or its Subsidiaries, subject to the terms and conditions set forth in Section 6, the number of Restricted Shares determined by multiplying (i) such Participant's Award Percentage, (ii) 5% and (iii) the average Market Capitalization during such six-month period and dividing the product by the average Fair Market Value during such six-month period. Such six-month period may be, in whole or in part, coterminous with, the six-month period in which the $50,000,000 Market Capitalization is achieved. In event shall Restricted Shares be issued more than once pursuant to this Section 5(b).

         (c) Change in Control - $50,000,000 Market Capitalization. In the event that there shall be a Change in Control prior to the achievement of the $50,000,000 Market Capitalization and the Change in Control Market Capitalization shall equal or exceed $50,000,000 but shall not exceed $80,000,000, then the Company shall issue to each Participant who shall still be in the employ of the Company or its Subsidiaries, the number of Restricted Shares determined by multiplying (i) such Participant's Award Percentage, (ii) 5% and (iii) the Change in Control Market Capitalization and dividing the product by the Change in Control Price.

         (d) Change in Control - $80,000,000 Market Capitalization. In the event that there shall be a Change in Control prior to the achievement of the $80,000,000 Market Capitalization and the Change in Control Market Capitalization shall equal or exceed $80,000,000, then the Company shall issue to each Participant who shall

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still be in the employ of the Company or its Subsidiaries, the number of
Restricted Shares determined by multiplying (i) such Participant's Award Percentage, (ii) (A) if the $50,000,000 Market Capitalization shall have previously been achieved, 5% or (B) if the $50,000,000 Market Capitalization shall not have previously been achieved, 10% and (iii) the Change in Control Market Capitalization and dividing the product by the Change in Control Price.

         (e) Maximum Grant. Notwithstanding anything to the contrary contained herein, (i) the maximum value of Restricted Shares which may be granted to any Participant upon achievement of the performance goals set forth in Section 5(a) or (c) shall be $1,500,000 (based on the Fair Market Value on the date of issuance of such shares), and (ii) the maximum value of Restricted Shares which may be granted to any Participant upon achievement of the performance goals set forth in Section 5(b) or (d) shall be $3,500,000 (based on the Fair Market Value on the date of issuance of such shares); provided, however, that the maximum value of Restricted Shares payable upon achievement of the performance goals set forth in Section 5(d) shall be $5,000,000 (based on the Fair Market Value on the date of issuance of such shares) in the event that the $50,000,000 Market Capitalization shall not have been achieved prior to the date of the Change in Control.

         (f) Adjustments. In the event of any change in corporate capitalization, such as a stock dividend, stock split or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number and kind of shares available for issuance under the Plan, to the extent necessary to account for any such change in corporate capitalization and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion.

     6. Restricted Stock Awards.

         (a) Certificates. Certificates issued in respect of Restricted Shares shall be registered in the names of the Participants and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Merrimac Industries, Inc. 2001 Key Employee Incentive Plan. Copies of such Plan are on file at the offices of Merrimac Industries, Inc."

         (b) Holding of Shares. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any issuance of Restricted Shares to a Participant, such Participant shall have delivered to the Company a stock power, endorsed in blank, relating to such Restricted Shares.

         (c) Vesting. The Restricted Shares shall vest ratably in annual installments over a three-year period commencing on the date of issuance. During the vesting period, such Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon a Participant's termination of employment for any reason other than involuntary termination of employment by the Company (other than for Cause), all unvested Restricted Shares shall be forfeited by the Participant.

         (d) Holding Period. Restricted Shares which have vested may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of two years following the vesting date of such Restricted Shares, except that Restricted Shares may be sold by a Participant to the extent required to satisfy all federal, state, local and foreign taxes of any kind, with respect to the vesting of Restricted Shares, including the withholding obligation described in
Section 7.

         (e) Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control, all Restricted Shares shall immediately become fully vested, transferable and free of all restrictions.


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         (f) Waiver of Restrictions. The Committee shall have the discretion to waive, in whole or in part at any time, any or all remaining restrictions with respect to any or all of a Participant's Restricted Shares.

     7. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any grant of Restricted Shares or the vesting of Restricted Shares, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. To the extent determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant of Restricted Shares. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     8. Term, Amendment and Termination.

         (a) Term. The Plan will terminate on April 19, 2006; provided, however, that any grants of Restricted Shares outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         (b) Amendment and Termination. The Board may amend, alter, or terminate the Plan, but no amendment, alteration or termination shall be made which would impair the rights of a Participant without the Participant's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law.

     9. No Employment Right. Neither the existence of the Plan nor the grant of Restricted Shares shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

     10. Compliance With Securities Laws. The Committee may require each Participant to represent to and agree with the Company in writing that such person is acquiring any Restricted Shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

         (a) Listing or approval for listing upon notice of issuance of such shares on the American Stock Exchange or such other securities exchange as may at the time be the principal market for the Common Stock;

         (b) Any registration or other qualification of such shares under any state or federal law or regulation or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (c) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.



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